UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2011
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The following disclosure is provided pursuant to subsection (b) of Item 5.02 of Form 8-K.
     On January 23, 2011, Brian A. McNamee, M.B.B.S., a member of the board of directors (the “Board”) of Gen-Probe Incorporated (the “Company”), informed the Company that he would not stand for re-election at the Company’s 2011 Annual Meeting of Stockholders. Dr. McNamee, resident in Australia, indicated his decision was prompted by the demands on his time and schedule as Chief Executive Officer of CSL Ltd. (“CSL”), a global biopharmaceutical company, the timing of the Company’s Board meetings in 2011 and beyond, and the increasing potential for common or related issues to arise between the businesses of CSL and the Company. Dr. McNamee has served as a director of the Company since March 17, 2010 and previously served as a director of the Company from September 2002 to May 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

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